UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2009
AMERICAN PHYSICIANS CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 000-32057

Michigan	38-3543910
(State of Incorporation)	(IRS Employer Identification No.)
1301 North Hagadorn Road, East Lansing, Michigan 48823
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (517) 351-1150
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At its regular meeting on October 29, 2009, the Board of Directors of American Physicians Capital, Inc. (the “Company”) adopted several amendments to Article XI Indemnification of the Company’s Bylaws, effective immediately, that:
A.	Amends and restates the first sentence of Section 11.01 and in Section 11.02 to make explicit that indemnification is required to the fullest extent permitted by law;

B.	Amends and restates first sentence of Section 11.06(1) to conform to the requirements of Section 11.03 and to the recent language change in the Michigan Business Corporation Act;

C.	Amends and restates Section 11.06(1)(d) to conform to the language in the associated section of the Michigan Business Corporation Act;

D.	Amends Section 11.06(2) to conform to the language in the associated section of the Michigan Business Corporation Act;

E.	Conforms language in Section 11.09 to the Michigan Business Corporation Act, and added language to the first and second sentence of this section to make the language consistent with Section 11.06(2);

F.	Amends and restates Section 11.13 by adding the last sentence to conform to the language to the Michigan Business Corporation Act; and

G.	Amends and restates Section 11.16 to allow the Company 10 days after making the determination and authorization to make payment, after which the individual may sue to enforce their rights against the Company and, if successful, also receive expenses incurred in enforcing the claim.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
3.2	Bylaws of American Physicians Capital, Inc. (as amended and restated October 29, 2009)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
November 5, 2009

AMERICAN PHYSICIANS CAPITAL, INC. (Registrant)
By:	/s/ R. KEVIN CLINTON
R. Kevin Clinton
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

3.2	Bylaws of American Physicians Capital, Inc. (as amended and restated October 29, 2009)